Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL GROWS QUARTERLY NET INCOME PER

FULLY DILUTED SHARE 143 PERCENT OVER FOURTH QUARTER OF 2010

Fully diluted earnings per share of $0.17 in fourth quarter of 2011 includes impact of redemption of 25 percent of TARP preferred shares

NASHVILLE, Tenn., Jan. 17, 2012 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per fully diluted common share available to common stockholders was $0.17 for the quarter ended Dec. 31, 2011, compared to net income per fully diluted common share available to common stockholders of $0.07 for the quarter ended Dec. 31, 2010, an increase of 143 percent. The Company’s results for the fourth quarter of 2011 include $718,000 in additional accretion charges as a result of the Company’s redemption of 25 percent of its TARP preferred shares on Dec. 28, 2011.

Net income per fully diluted common share available to common stockholders was $1.09 for the year ended Dec. 31, 2011, compared to a net loss per fully diluted common share available to common stockholders of $0.93 for the year ended Dec. 31, 2010. Fully diluted net income per share available to common stockholders for the year ended Dec. 31, 2011, was $0.64 excluding $0.45 per share related to the third quarter 2011 reversal of the valuation allowance for net deferred tax assets.

“This past year was a pivotal one for our firm as we significantly reduced the level of problem loans and expanded our core earnings,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “As we went through the year, we made dramatic improvements in asset quality, significantly altered our funding mix to lower costs and produced meaningful growth in commercial and industrial loans as well as demand deposits. This growth reflects our continuing opportunity to capitalize on client dissatisfaction with the larger national and regional banks in our markets. We also redeemed 25 percent of our TARP preferred shares with no dilution to our common stockholders. We expect continuing improvement in core earnings and asset quality in 2012.”

Building the Core Earnings Capacity of the Firm

•

Loans at Dec. 31, 2011, were $3.29 billion, an increase of $50.2 million from $3.24 billion at Sept. 30, 2011, or an annualized growth rate of 6.2 percent. Commercial and industrial loans combined with owner-occupied commercial real estate loans were $1.73 billion at Dec. 31, 2011, an increase of $77.0 million from $1.65 billion at Sept. 30, 2011, an annualized growth rate of 18.7 percent and the sixth consecutive quarter of net growth.

•

Average balances of noninterest bearing deposit accounts were $705.6 million in the fourth quarter of 2011, the seventh consecutive quarterly increase. Average balances increased 5.0 percent over third quarter 2011 and 22.5 percent over the same quarter last year.

•	Revenue for the quarter ended Dec. 31, 2011, amounted to $49.02 million, compared to $44.72 million for the same quarter of last year, an increase of 9.6 percent.

•	Net interest margin increased to 3.65 percent for the quarter ended Dec. 31, 2011, from 3.29 percent for the quarter ended Dec. 31, 2010.

•	Less than five years after expanding to the Knoxville market, Pinnacle’s Knoxville footprint reached $551.1 million in loans at the end of the fourth quarter 2011.

“Our adjusted pre-tax, pre-provision net income was $18.7 million in the fourth quarter of 2011, up from $16.1 million in the fourth quarter of 2010,” Turner said. “During 2011, we successfully created more focus on growth with our sales associates. Our relationship managers continue to pursue established businesses in our markets as evidenced by significant growth in C&I loans during the last half of 2011. Additionally, during 2011 we recruited several experienced commercial lenders that should further bolster our ability to grow organically and move market share during 2012, a longstanding core strategy of our firm.”

Aggressively Dealing with Credit Issues

•

Nonperforming assets declined by $12.6 million, a linked-quarter reduction of 12.6 percent and the sixth consecutive quarterly reduction. Pinnacle resolved $32.3 million in nonperforming assets during the fourth quarter of 2011, compared to resolutions of $29.5 million during the third quarter of 2011.

•

Nonperforming loans declined by $6.8 million during the fourth quarter of 2011, a linked-quarter reduction of 12.4 percent and the seventh consecutive quarterly reduction. Nonperforming loans are down 40.8 percent from a year ago.

•	Other real estate also declined by $5.8 million during the fourth quarter of 2011, inclusive of $7.4 million in property foreclosures during the fourth quarter of 2011.

•

Potential problem loans, which are classified loans that continue to accrue interest, also decreased from $228.3 million at Dec. 31, 2010, to $130.4 million at Dec. 31, 2011, a decrease of 42.9 percent. Potential problem loans are down by 59.0 percent from their peak in June 2010.

•

Construction and land development loans were $274.2 million at Dec. 31, 2011, down 1.6 percent from $278.7 million at Sept. 30, 2011, and 17.2 percent from $331.3 million at Dec. 31, 2010. Residential land development loans declined from $111.6 million at Dec. 31, 2010, to $71.2 million at Dec. 31, 2011. Residential land development loans decreased 7.7 percent during the fourth quarter of 2011 from $77.1 million at Sept. 30, 2011.

“Our special assets group has been an important factor in our performance in 2011,” Turner said. “These professionals have worked tirelessly over the last year to minimize our problem loans and credit losses. As a result of their efforts, dispositions of nonperforming loans and other real estate during 2011 amounted to approximately $133.6 million. As we move into 2012, we anticipate dispositions will decrease as we continue to see improvement in our credit quality and the absolute size of our troubled asset portfolio declines.”

OTHER FOURTH QUARTER 2011 HIGHLIGHTS:

•	Core Deposits

•	Core deposits increased by $52.9 million during the fourth quarter of 2011. Core deposits consist of all deposits other than time based deposits issued in denominations of $250,000 or greater.

•

Over the last year, the firm has successfully repositioned its deposit base so that average balances for noninterest-bearing demand, interest checking and money market accounts for the fourth quarter of 2011 increased to $2.88 billion from $2.64 billion for the fourth quarter of 2010, or 9.0 percent, while average balances for higher-cost time deposits decreased from $1.17 billion to $759 million, or 35.1 percent, during the same time period.

•	Operating results

•

Net income available to common stockholders for the fourth quarter of 2011 was $5.68 million, compared to the prior year’s fourth quarter net income available to common stockholders of $2.25 million. Third quarter 2011 net income available to common stockholders totaled $24.54 million, which included a $16.97 million income tax benefit that was composed primarily of the reversal of the valuation allowance of net deferred tax assets of approximately $22.48 million, reduced by estimated 2011 income tax expense.

•

Noninterest income for the quarter ended Dec. 31, 2011, was $9.7 million, compared to $10.1 million for the third quarter of 2011 and $8.7 million for the same quarter last year. Excluding the impact of net securities gains and losses, noninterest income was up 10.7 percent over the same quarter last year.

•

Wealth management revenues, which include investment services, trust services and insurance, were $3.09 million during the fourth quarter of 2011, an increase of 16.0 percent over the same period last year due primarily to additional emphasis on internal referral programs and the addition of several new associates over the past two years.

•

Net gains on mortgage loans sold increased to $1.46 million during the fourth quarter of 2011, compared to $1.30 million during the third quarter of 2011 due primarily to a significant increase in mortgage loan refinance activity.

•	Pre-tax pre-provision income for the quarter ended Dec. 31, 2011, was $14.6 million, compared to $8.3 million for the fourth quarter of 2010, an increase of 77.1 percent.

•

Income tax expense was $1.4 million for the fourth quarter of 2011, compared to no expense in the fourth quarter of 2010, resulting in an effective tax rate for the fourth quarter of 2011 of 15.7 percent. During the third quarter of 2011, the Company recorded a $22.48 million reversal of a deferred tax valuation allowance but pursuant to generally accepted accounting principles had reduced the reversal recognized in the third quarter of 2011 by estimated tax expense for the fourth quarter of 2011. The Company’s effective tax rate during fourth quarter of 2011 was more than the Company had estimated primarily due to increased operating results versus its forecast. The Company anticipates an effective tax rate range of 31.0 percent to 34.0 percent during 2012.

“In addition to our fourth quarter 2011 net interest margin increasing to 3.65 percent, our net interest income increased by 9.0 percent over last year’s fourth quarter,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “We continue to reduce our cost of funds and believe that we will experience increased margins and net interest income over the next few quarters. Although we anticipate expansion in our top line revenues in 2012, it will be a challenging year. Loan pricing will remain competitive, and the economic factors affecting the broader markets will likely result in reduced yields for our investment portfolio as prepayments continue to escalate. We will likely reduce the balance of our investment portfolio in 2012, thus providing additional cash flows to support quality lending opportunities that appear to be emerging in our two primary banking markets.”

•	Capital

•

At Dec. 31, 2011, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 8.4 percent, compared to 7.1 percent at Dec. 31, 2010, and 8.2 percent at Sept. 30, 2011. At Dec. 31, 2011, Pinnacle’s total risk-based capital ratio was 15.3 percent, compared to 15.4 percent at Dec. 31, 2010, and 15.9 percent at Sept. 30, 2011.

“We are pleased that we were able to redeem 25 percent of our outstanding TARP preferred shares with existing cash balances just before the end of 2011,” Turner said. “Our strategy for redemption has been consistent for quite some time, and we intend to maintain a productive dialogue with our primary regulators to formulate a workable plan aimed at complete redemption over the next year or so with minimal dilution to our shareholders.”

The Company also reported that during the fourth quarter of 2011, it had been informed that the OCC had lifted Pinnacle National Bank’s individual minimum capital requirement to maintain at least an 8 percent Tier 1 leverage ratio and 12 percent total risk-based capital ratio. Regardless of that fact, Turner noted that the Company intended to maintain at least an 8 percent Tier 1 leverage ratio and at least a 12 percent total risk-based capital ratio at the bank for the foreseeable future.

•	Credit quality

•	The allowance for loan losses represented 2.25 percent of total loans at Dec. 31, 2011, compared to 2.31 percent at Sept. 30, 2011, and 2.57 percent at Dec. 31, 2010.

•	Net charge-offs were $6.34 million for the quarter ended Dec. 31, 2011, compared to $7.15 million for the quarter ended Dec. 31, 2010, and $5.73 million for the third quarter of 2011.

•

Provision for loan losses expense increased from $5.17 million for the fourth quarter of 2010 to $5.44 million for the fourth quarter of 2011. Impacting fourth quarter provision expense was net loan growth of $50 million during 2011, compared to a net reduction in loans of $39 million during the same quarter in 2010. For the 12 months ended Dec. 31, 2011, provision expense was $21.8 million compared to $53.7 million last year.

•

Nonperforming assets were 2.66 percent of total loans plus other real estate at Dec. 31, 2011, compared to 3.05 percent at Sept. 30, 2011, and 4.29 percent at Dec. 31, 2010. The ratio of the allowance for loan losses to nonperforming loans increased to 154.6 percent at Dec. 31, 2011, from 137.0 percent at Sept. 30, 2011, and 102.1 percent at Dec. 31, 2010.

•	Past due loans over 30 days, excluding nonperforming loans, were 0.36 percent of total loans at Dec. 31, 2011, compared to 0.28 percent at Sept. 30, 2011, and 0.30 percent at Dec. 31, 2010.

“We are obviously pleased with the improvement in credit metrics in 2011, and we believe that we will experience continued improvement in our asset quality in 2012,” Carpenter said. “At this time, we are becoming increasingly optimistic that our 2012 net charge-offs and other real estate expense will reflect meaningful improvement over 2011.”

The following is a summary of the activity in various nonperforming asset and troubled debt restructuring categories for the quarter ended Dec. 31, 2011:

(in thousands)	Balances Sept. 30, 2011	Payments, Sales and Reductions	Foreclosures	Inflows	Balances Dec. 31, 2011
Troubled debt restructurings:
Residential construction and development	$-	$-	$-	$-	$-
Commercial construction and development	-	-	-	-	-
Other	18,187	(3,150)	-	8,379	23,416

Totals	18,187	(3,150)	-	8,379	23,416

Nonperforming loans:
Residential construction and development	9,651	(3,140)	(1,046)	2,655	8,120
Commercial construction and development	13,890	(3,291)	(4,293)	686	6,991
Other	31,099	(12,607)	(2,093)	16,345	32,744

Totals	54,640	(19,038)	(7,432)	19,685	47,855

Other real estate:
Residential construction and development	13,601	(738)	1,046	-	13,909
Commercial construction and development	24,943	(9,139)	4,293	-	20,097
Other	6,956	(3,341)	2,093	-	5,708

Totals	45,500	(13,218)	7,432	-	39,714

Total nonperforming assets and troubled debt restructurings	$118,327	$(35,406)	$-	$28,064	$110,985

•	Noninterest expense

•	Noninterest expense for the quarter ended Dec. 31, 2011, was $34.37 million, compared to $36.45 million in the fourth quarter of 2010, and $35.68 million in the third quarter of 2011.

•

Included in noninterest expense for the fourth quarter of 2011 was $4.19 million in other real estate expenses, compared to $7.87 million in the fourth quarter of 2010, and $5.08 million in the third quarter of 2011.

Carpenter said that compensation costs in 2011 increased by approximately $9.8 million over 2010 and that the increase was primarily attributable to the payment of annual incentive awards to participants in the firm’s incentive plans. Carpenter stated that in 2010 no cash incentives were paid and thus, excluding annual cash incentives, compensation costs in 2011 would have approximated the amount in 2010. Incentive payouts for all associates other than the executive officers during 2011 are based on achievement of predetermined targets for soundness and operating results. Executive officers are not eligible for any cash incentives as long as the Company is a TARP participant.

Included in the other real estate expense for the quarter was $2.3 million of additional write downs of existing OREO balances based on updated appraisals. The firm also recorded $480,000 in losses related to the disposition of $13.2 million of other real estate properties. Excluding the impact of ORE expenses in each quarterly period, the fourth quarter of 2011 noninterest expense was approximately $30.18 million, compared to $30.60 million in the third quarter of 2011 and $28.58 million in the fourth quarter of 2010. Excluding the impact of other real estate expenses, the firm currently anticipates that first quarter 2012 noninterest expense will increase modestly over fourth quarter noninterest expenses.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CT) on Jan. 18, 2012, to discuss fourth quarter 2011 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.86 billion in assets at Dec. 31, 2011. At Dec. 31, 2011, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 29 offices in eight Middle Tennessee counties and three offices in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the development of any new market other than Nashville or Knoxville; (xi) a merger or acquisition; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) the ability to attract additional financial advisors or to attract customers from other financial institutions; (xiv) the impact of governmental restrictions on and discretionary regulatory authority over entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xv) further deterioration in the valuation of other real estate owned; (xvi) inability to comply with regulatory capital requirements or to secure any required regulatory approvals for capital actions, including redemption of the remaining TARP preferred shares that are outstanding; and, (xvii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2011 and most recent quarterly reports on Form 10-Q filed with the Securities and Exchange commission on May 5, 2011, July 29, 2011 and October 31, 2011. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2011	December 31, 2010
ASSETS
Cash and noninterest-bearing due from banks	$63,015,997	$40,154,247
Interest-bearing due from banks	108,422,470	140,647,481
Federal funds sold and other	724,573	7,284,685
Short-term discount notes	-	499,768

Cash and cash equivalents	172,163,040	188,586,181

Securities available-for-sale, at fair value	894,962,246	1,014,316,831
Securities held-to-maturity (fair value of $2,369,118 and $4,411,856 at December 31, 2011 and 2010, respectively)	2,329,917	4,320,486
Mortgage loans held-for-sale	35,363,038	16,206,034

Loans	3,291,350,857	3,212,440,190
Less allowance for loan losses	(73,974,675)	(82,575,235)

Loans, net	3,217,376,182	3,129,864,955

Premises and equipment, net	77,127,361	82,374,228
Other investments	44,653,840	42,282,255
Accrued interest receivable	15,243,366	16,364,573
Goodwill	244,076,492	244,090,311
Core deposit and other intangible assets	7,842,267	10,705,105
Other real estate owned	39,714,415	59,608,224
Other assets	113,098,540	100,284,697

Total assets	$4,863,950,704	$4,909,003,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$717,378,933	$586,516,637
Interest-bearing	637,203,420	573,670,188
Savings and money market accounts	1,585,260,139	1,596,306,386
Time	714,496,974	1,076,564,179

Total deposits	3,654,339,466	3,833,057,390
Securities sold under agreements to repurchase	131,591,412	146,294,379
Federal Home Loan Bank advances	226,068,796	121,393,026
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	2,233,330	5,197,925
Other liabilities	42,097,132	28,127,875

Total liabilities	4,153,806,136	4,231,546,595

Stockholders’ equity:

Preferred stock, no par value; 10,000,000 shares authorized; 71,250 and 95,000 shares issued and outstanding at December 31, 2011 and 2010, respectively	69,096,828	90,788,682
Common stock, par value $1.00; 90,000,000 shares authorized; 34,354,960 issued and outstanding and 33,870,380 issued and outstanding at December 31, 2011 and 2010, respectively	34,354,960	33,870,380
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	536,227,537	530,829,019
Retained earnings	49,783,584	12,996,202
Accumulated other comprehensive income, net of taxes	17,333,257	5,624,600

Stockholders’ equity	710,144,568	677,457,285

Total liabilities and stockholders’ equity	$4,863,950,704	$4,909,003,880

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS – UNAUDITED

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Interest income:
Loans, including fees	$38,917,962	$40,397,612	$154,748,491	$162,901,763
Securities
Taxable	5,179,009	6,156,080	23,971,787	30,306,189
Tax-exempt	1,800,793	1,937,747	7,394,134	7,916,596
Federal funds sold and other	548,047	587,882	2,232,423	2,223,816

Total interest income	46,445,811	49,079,321	188,346,835	203,348,364

Interest expense:
Deposits	5,718,988	11,161,716	30,588,033	49,856,815
Securities sold under agreements to repurchase	178,958	397,890	1,110,078	1,749,905
Federal Home Loan Bank advances and other borrowings	1,255,194	1,463,466	5,184,313	7,368,258

Total interest expense	7,153,140	13,023,072	36,882,424	58,974,978

Net interest income	39,292,671	36,056,249	151,464,411	144,373,386
Provision for loan losses	5,438,846	5,171,527	21,797,613	53,695,454

Net interest income after provision for loan losses	33,853,825	30,884,722	129,666,798	90,677,932

Noninterest income:
Service charges on deposit accounts	2,290,699	2,352,955	9,244,165	9,591,543
Investment services	1,402,016	1,264,038	6,246,414	5,050,105
Insurance sales commissions	943,959	906,947	3,999,153	3,864,340
Gain on mortgage loans sold, net	1,461,224	1,351,680	4,155,137	4,085,657
Net gain on sale of investment securities	133,055	-	960,763	2,623,674
Trust fees	746,257	495,308	2,999,731	2,872,490
Other noninterest income	2,749,616	2,295,083	10,334,847	8,227,237

Total noninterest income	9,726,826	8,666,011	37,940,210	36,315,046

Noninterest expense:
Salaries and employee benefits	18,962,481	15,707,984	74,424,851	64,628,991
Equipment and occupancy	4,977,335	4,987,900	19,986,976	21,077,223
Other real estate owned	4,193,073	7,874,492	17,431,926	29,210,197
Marketing and other business development	1,031,884	937,404	3,303,151	3,233,224
Postage and supplies	576,469	467,485	2,120,722	2,538,021
Amortization of intangibles	715,514	744,492	2,862,837	2,980,986
Other noninterest expense	3,917,180	5,731,763	18,976,865	23,214,670

Total noninterest expense	34,373,936	36,451,520	139,107,328	146,883,312

Income (loss) before income taxes	9,206,715	3,099,213	28,499,680	(19,890,334)
Income tax expense (benefit)	1,446,918	(696,576)	(15,237,687)	4,410,158

Net Income (loss)	7,759,797	3,795,789	43,737,367	(24,300,492)
Preferred dividends	1,004,410	1,213,889	4,606,493	4,815,972
Accretion on preferred stock discount	1,074,698	333,554	2,058,146	1,326,050

Net income (loss) available to common stockholders	$5,680,689	$2,248,346	$37,072,728	$(30,442,514)

Per share information:
Basic net income (loss) per common share available to common stockholders	$0.17	$0.07	$1.11	($0.93)

Diluted net income (loss) per common share available to common stockholders	$0.17	$0.07	$1.09	($0.93)

Weighted average shares outstanding:
Basic	33,485,253	33,062,533	33,420,015	32,789,871
Diluted	34,127,209	33,670,890	34,060,228	32,789,871

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended December 31, 2011			Three months ended December 31, 2010

	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields

Interest-earning assets:
Loans (1)	$3,261,972	$38,918	4.74%	$3,217,738	$40,398	4.99%
Securities
Taxable	733,871	5,179	2.80%	788,138	6,156	3.10%
Tax-exempt (2)	190,282	1,801	5.01%	205,098	1,938	4.94%
Federal funds sold and other	161,227	548	1.45%	230,698	588	1.08%

Total interest-earning assets	4,347,352	$46,446	4.30%	4,441,672	$49,079	4.45%

Nonearning assets
Intangible assets	252,368			255,268
Other nonearning assets	252,591			240,241

Total assets	$4,852,311			$4,937,181

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$584,342	$757	0.51%	$533,191	$898	0.67%
Savings and money market	1,592,704	2,624	0.65%	1,536,169	4,687	1.21%
Time	759,219	2,338	1.22%	1,169,606	5,577	1.89%

Total interest-bearing deposits	2,936,265	5,719	0.77%	3,238,966	11,162	1.37%
Securities sold under agreements to repurchase	141,818	179	0.50%	194,283	398	0.81%
Federal Home Loan Bank advances and other borrowings	209,619	566	1.07%	121,414	796	2.60%
Subordinated debt	97,476	689	2.80%	97,476	667	2.72%

Total interest-bearing liabilities	3,385,178	7,153	0.84%	3,652,139	13,023	1.41%
Noninterest-bearing deposits	705,580	-	-	575,606	-	-

Total deposits and interest-bearing liabilities	4,090,758	$7,153	0.69%	4,227,745	$13,023	1.22%

Other liabilities	31,931			19,460
Stockholders’ equity	729,622			689,976

Total liabilities and stockholders’ equity	$4,852,311			$4,937,181

Net interest income		$39,293			$36,056

Net interest spread (3)			3.46%			3.04%
Net interest margin (4)			3.65%			3.29%

(1) Average balances of nonperforming loans are included in the above amounts.

(2) Yields computed on tax-exempt instruments on a tax equivalent basis.

(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2011 would have been 3.61% compared to a net interest spread of 3.23% for the quarter ended December 31, 2010.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Twelve months ended December 31, 2011			Twelve months ended December 31, 2010
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets:
Loans (1)	$3,218,123	$154,749	4.82%	$3,362,024	$162,902	4.85%
Securities
Taxable	768,063	23,972	3.12%	780,643	30,306	3.88%
Tax-exempt (2)	193,397	7,394	5.10%	205,029	7,917	5.09%
Federal funds sold and other	167,932	2,232	1.43%	188,091	2,224	1.27%

Total interest-earning assets	4,347,515	$188,348	4.40%	4,535,787	$203,348	4.55%

Nonearning assets
Intangible assets	253,443			256,379
Other nonearning assets	232,477			221,730

Total assets	$4,833,435			$5,013,896

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$583,212	$3,522	0.60%	$520,351	$3,491	0.67%
Savings and money market	1,597,965	13,773	0.86%	1,368,659	18,310	1.34%
Time	876,864	13,293	1.52%	1,419,358	28,056	1.98%

Total interest-bearing deposits	3,058,041	30,588	1.00%	3,308,368	49,857	1.51%
Securities sold under agreements to repurchase	161,845	1,110	0.69%	222,179	1,750	0.79%
Federal Home Loan Bank advances and other borrowings	136,741	2,512	1.84%	143,372	4,044	2.82%
Subordinated debt	98,201	2,672	2.73%	97,476	3,324	3.41%

Total interest-bearing liabilities	3,454,828	36,882	1.07%	3,771,395	58,975	1.56%
Noninterest-bearing deposits	650,602	-	-	527,673	-	-

Total deposits and interest-bearing liabilities	4,105,430	$36,882	0.90%	4,299,068	$58,975	1.37%

Other liabilities	24,752			17,842
Stockholders’ equity	703,253			696,986

Total liabilities and stockholders’ equity	$4,833,435			$5,013,896

Net interest income		$151,466			$144,373

Net interest spread (3)			3.33%			2.99%
Net interest margin (4)			3.55%			3.25%

(1) Average balances of nonperforming loans are included in the above amounts.

(2) Yields computed on tax-exempt instruments on a tax equivalent basis.

(3) Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the twelve months ended December 31, 2011 would have been 3.50% compared to a net interest spread of 3.18% for the twelve months ended December 31, 2010.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December 2011	September 2011	June 2011	March 2011	December 2010	September 2010

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$1,110,962	1,087,333	1,091,283	1,102,533	1,094,615	1,103,261
Consumer real estate - mortgage loans	695,745	711,994	708,280	698,693	705,487	720,140
Construction and land development loans	274,248	278,660	282,064	300,697	331,261	359,729
Commercial and industrial loans	1,145,735	1,095,037	1,058,263	1,047,754	1,012,091	995,743
Consumer and other	64,661	68,125	67,214	67,753	68,986	73,052
Total loans	3,291,351	3,241,149	3,207,104	3,217,430	3,212,440	3,251,923
Allowance for loan losses	(73,975)	(74,871)	(76,971)	(78,988)	(82,575)	(84,550)
Securities	897,292	942,752	925,508	984,200	1,018,637	968,532
Total assets	4,863,951	4,868,905	4,831,333	4,820,991	4,909,004	4,961,603
Noninterest-bearing deposits	717,379	722,694	662,018	608,428	586,517	581,181
Total deposits	3,654,339	3,712,650	3,761,520	3,731,883	3,833,057	3,825,634
Securities sold under agreements to repurchase	131,591	128,954	124,514	165,132	146,294	191,392
FHLB advances and other borrowings	226,069	161,106	111,191	111,351	121,393	121,435
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	710,145	724,374	699,228	681,226	677,457	686,529

Balance sheet data, quarterly averages:
Total loans	$3,261,972	3,207,213	3,211,591	3,191,076	3,217,738	3,295,531
Securities	924,153	939,778	972,750	1,010,344	993,236	954,869
Total earning assets	4,347,352	4,308,710	4,347,552	4,387,331	4,441,672	4,519,956
Total assets	4,852,311	4,786,485	4,826,731	4,868,745	4,937,181	5,001,373
Noninterest-bearing deposits	705,580	671,796	628,929	594,651	575,606	534,171
Total deposits	3,641,845	3,699,553	3,722,613	3,772,092	3,814,572	3,859,124
Securities sold under agreements to repurchase	141,818	145,050	175,705	185,471	194,283	210,037
FHLB advances and other borrowings	209,619	111,699	114,072	113,705	121,414	126,130
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	729,622	708,973	691,020	682,638	689,976	686,898

Statement of operations data, for the three months ended:
Interest income	$46,446	46,888	47,789	47,224	49,079	50,650
Interest expense	7,153	8,532	9,994	11,204	13,023	14,590

Net interest income	39,293	38,356	37,795	36,020	36,056	36,060
Provision for loan losses	5,439	3,632	6,587	6,139	5,172	4,789

Net interest income after provision for loan losses	33,854	34,724	31,208	29,881	30,884	31,271
Noninterest income	9,727	10,080	9,809	8,324	8,666	8,594
Noninterest expense	34,374	35,676	34,357	34,701	36,452	37,774

Income before taxes	9,207	9,128	6,660	3,504	3,098	2,091
Income tax expense (benefit)	1,447	(16,973)	288	-	(697)	-
Preferred dividends and accretion	2,079	1,564	1,529	1,492	1,547	1,542

Net income available to common stockholders	$5,681	24,537	4,843	2,011	2,248	549

Profitability and other ratios:
Return on avg. assets (1)	0.46%	2.06%	0.40%	0.17%	0.18%	0.04%
Return on avg. equity (1)	3.09%	13.88%	2.81%	1.19%	1.29%	0.32%
Net interest margin (1) (2)	3.65%	3.60%	3.55%	3.40%	3.29%	3.23%
Noninterest income to total revenue (3)	19.84%	20.81%	20.61%	18.77%	19.38%	19.25%
Noninterest income to avg. assets (1)	0.80%	0.84%	0.82%	0.69%	0.70%	0.68%
Noninterest exp. to avg. assets (1)	2.81%	2.99%	2.86%	2.89%	2.93%	3.00%
Efficiency ratio (4)	70.12%	73.66%	72.17%	78.25%	81.51%	84.59%
Avg. loans to average deposits	89.57%	86.69%	86.27%	84.60%	84.35%	85.40%
Securities to total assets	18.45%	19.36%	19.16%	20.41%	20.75%	19.52%
Average interest-earning assets to average interest-bearing liabilities	128.42%	127.40%	124.90%	122.75%	121.62%	120.26%
Brokered time deposits to total deposits (16)	0.00%	0.00%	0.00%	0.00%	0.03%	1.80%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December 2011	September 2011	June 2011	March 2011	December 2010	September 2010
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$47,855	54,640	59,727	76,368	80,863	103,127
Other real estate (ORE)	39,714	45,500	52,395	56,000	59,608	48,710

Total nonperforming assets	$87,569	100,140	112,122	132,368	140,471	151,837

Past due loans over 90 days and still accruing interest	$858	1,911	481	1,151	138	3,639
Troubled debt restructurings (5)	23,416	18,187	12,990	15,285	20,468	13,468

Net loan charge-offs	$6,335	5,732	8,605	9,726	7,146	7,346
Allowance for loan losses to nonaccrual loans	154.6%	137.0%	128.9%	103.4%	102.1%	82.0%
As a percentage of total loans:
Past due accruing loans over 30 days	0.36%	0.28%	0.40%	0.36%	0.30%	0.67%
Potential problem loans (6)	3.96%	4.04%	4.62%	5.31%	6.95%	8.23%
Allowance for loan losses	2.25%	2.31%	2.40%	2.46%	2.57%	2.60%
Nonperforming assets to total loans and ORE	2.66%	3.05%	3.44%	4.04%	4.29%	4.60%
Nonperforming assets to total assets	1.80%	2.06%	2.32%	2.75%	2.86%	3.06%
Annualized net loan charge-offs year-to-date to avg. loans (7)	0.94%	1.00%	1.14%	1.22%	1.96%	2.26%
Avg. commercial loan internal risk ratings (6)	4.6	4.7	4.8	4.8	4.8	4.9

Interest rates and yields:
Loans	4.74%	4.78%	4.87%	4.88%	4.99%	4.96%
Securities	3.26%	3.54%	3.67%	3.58%	3.48%	3.97%
Total earning assets	4.30%	4.38%	4.47%	4.43%	4.45%	4.51%
Total deposits, including non-interest bearing	0.62%	0.77%	0.90%	1.01%	1.16%	1.27%
Securities sold under agreements to repurchase	0.50%	0.56%	0.79%	0.83%	0.81%	0.82%
FHLB advances and other borrowings	1.07%	1.89%	2.42%	2.65%	2.60%	2.90%
Subordinated debt	2.80%	2.68%	2.73%	2.73%	2.72%	3.78%
Total deposits and interest-bearing liabilities	0.69%	0.84%	0.98%	1.09%	1.22%	1.35%

Capital ratios (8):
Stockholders’ equity to total assets	14.6%	14.9%	14.5%	14.1%	13.8%	13.8%
Leverage	11.4%	11.9%	11.2%	11.0%	10.7%	10.5%
Tier one risk-based	13.8%	14.4%	13.9%	13.6%	13.8%	13.5%
Total risk-based	15.3%	15.9%	15.5%	15.2%	15.4%	15.1%
Tangible common equity to tangible assets	8.4%	8.2%	7.7%	7.4%	7.1%	7.2%
Tangible common equity to risk weighted assets	10.3%	10.3%	9.6%	9.1%	9.1%	9.3%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December 2011	September 2011	June 2011	March 2011	December 2010	September 2010
Per share data:
Earnings – basic	$0.17	0.74	0.14	0.06	0.07	0.02
Earnings – diluted	$0.17	0.72	0.14	0.06	0.07	0.02
Book value per common share at quarter end (9)	$18.56	18.34	17.71	17.19	17.22	17.61
Tangible common equity per common share	$11.33	11.08	10.38	9.85	9.80	10.12

Weighted avg. common shares – basic	33,485,253	33,372,980	33,454,229	33,366,053	33,062,533	32,857,428
Weighted avg. common shares – diluted	34,127,209	33,993,914	34,095,636	34,013,810	33,670,890	33,576,963
Common shares outstanding	34,354,960	34,306,927	34,136,163	34,132,256	33,870,380	33,660,462

Investor information:
Closing sales price	$16.15	10.94	15.56	16.54	13.58	9.19
High closing sales price during quarter	$16.65	16.21	16.82	16.60	13.74	14.33
Low closing sales price during quarter	$10.28	10.52	14.15	13.55	9.27	8.51

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$134,794	104,716	68,506	70,981	143,793	137,094
Gross fees (10)	$2,610	2,166	1,380	1,129	2,610	2,503
Gross fees as a percentage of mortgage loans originated	1.94%	2.07%	2.01%	1.59%	1.81%	1.83%
Gains (losses) on sales of investment securities, net	$133	377	610	(159)	-	-
Brokerage account assets, at quarter-end (11)	$1,061,249	987,908	1,101,000	1,110,000	1,038,000	966,000
Trust account assets, at quarter-end	$632,608	607,668	663,304	730,000	693,000	647,000
Floating rate loans as a percentage of total loans (12)	32.9%	33.3%	34.7%	35.4%	36.9%	37.9%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$62,209	57,045	50,797	60,784	55,632	57,964
Core deposits (13)	$3,441,547	3,388,692	3,437,595	3,382,230	3,425,571	3,224,424
Core deposits to total funding (13)	83.7%	82.6%	84.0%	82.4%	81.6%	76.1%
Risk-weighted assets	$3,780,412	3,751,479	3,693,390	3,711,179	3,639,095	3,679,436
Total assets per full-time equivalent employee	$6,511	6,580	6,538	6,373	6,384	6,349
Annualized revenues per full-time equivalent employee	$263.2	262.5	261.3	237.7	230.4	235.0
Number of employees (full-time equivalent)	747.0	740.0	739.0	756.5	769.0	781.0
Associate retention rate (14)	92.0%	92.6%	89.6%	92.4%	93.5%	95.2%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	757.3	735.5	738.3	735.5	748.1	741.3
Knoxville MSA nonfarm employment	331.7	327.7	325.1	325.2	326.6	326.7
Nashville MSA unemployment	7.2%	8.5%	8.9%	8.3%	8.1%	8.4%
Knoxville MSA unemployment	6.6%	7.9%	8.3%	7.5%	7.3%	7.8%
Nashville residential median home price	$168.5	171.6	167.1	166.8	171.0	178.0
Nashville inventory of residential homes for sale	10.6	13.4	14.0	13.0	13.3	14.9

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December 2011	September 2011	June 2011	March 2011	December 2010	September 2010
Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,863,951	$4,868,905	$4,831,333	$4,820,991	$4,909,004	$4,961,603
Less: Goodwill	(244,076)	(244,082)	(244,083)	(244,083)	(244,090)	(244,097)
Core deposit and other intangibles	(7,842)	(8,558)	(9,273)	(9,989)	(10,705)	(11,450)

Net tangible assets	$4,612,033	$4,616,265	$4,577,976	$4,566,919	$4,654,208	$4,706,056

Tangible equity:
Total stockholders’ equity	$710,145	$724,374	$699,228	$681,226	$677,457	$686,529
Less: Goodwill	(244,076)	(244,082)	(244,083)	(244,083)	(244,090)	(244,097)
Core deposit and other intangibles	(7,842)	(8,558)	(9,273)	(9,989)	(10,705)	(11,450)

Net tangible equity	458,226	471,734	445,872	427,154	422,662	430,982
Less: Preferred stock	(69,097)	(91,772)	(91,422)	(91,094)	(90,789)	(90,455)

Net tangible common equity	$389,130	$379,962	$354,449	$336,060	$331,873	$340,527

Ratio of tangible common equity to tangible assets	8.44%	8.23%	7.74%	7.36%	7.13%	7.24%

		For the three months ended
	December 2011	September 2011	June 2011	March 2011	December 2010	September 2010
Net interest income	$39,293	$38,356	$37,795	$36,020	$36,056	$36,060

Noninterest income	9,727	10,080	9,809	8,324	8,666	8,594
Net gains (losses) on sale of investment securities	133	377	610	(159)	-	-

Noninterest income excluding the impact of other net gains (losses) on sale of investment securities	$9,594	$9,703	$9,199	$8,483	$8,666	$8,594

Noninterest expense	34,374	35,676	34,357	34,701	36,452	37,774
Other real estate owned expense	4,193	5,079	3,826	4,334	7,874	8,522

Noninterest expense excluding the impact of other real estate owned expense	$30,181	$30,597	$30,532	$30,367	$28,578	$29,252

Adjusted pre-tax pre-provision income (17)	$18,706	$17,462	$16,463	$14,136	$16,145	$15,402

Efficiency Ratio (4)	70.1%	73.7%	72.2%	78.3%	81.5%	84.6%

Efficiency Ratio excluding the impact of other real estate owned expense (4)	61.6%	63.2%	64.1%	68.5%	63.9%	65.5%

(dollars in thousands)					For the year ended, December 31, 2011

Net income available to common stockholders					$37,073
Reversal of valuation allowance based on net deferred tax assets and liabilities					(22,480)
Actual 2011 current tax expense					7,242

					$21,835

Diluted net income per common share available to common stockholders before impact of reversal of valuation reserve					$0.64

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.

2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.

3.	Total revenue is equal to the sum of net interest income and noninterest income.

4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

5.	Troubled debt restructurings include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate.

6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.

7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.

8.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.

10.	Amounts are included in the statement of operations in “Gains on loans sold, net”, net of commissions paid on such amounts.

11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.

12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.

13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.

16.	Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).

17.	Adjusted pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses.